UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 30, 2024

CENTESSA PHARMACEUTICALS PLC

(Exact name of Registrant, as specified in its charter)

England and Wales	001-40445	98-1612294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
Mailing address:
3rd Floor
1 Ashley Road
Altrincham
Cheshire WA14 2DT
United Kingdom
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: +1 (617) 468-5770
Former name or address, if changed since last report:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.002 per share	CNTA	Nasdaq Stock Market, LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.002 per share	CNTA	Nasdaq Stock Market, LLC
*Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market, LLC.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On December 30, 2024 (the “Effective Date”), certain subsidiaries of Centessa Pharmaceuticals plc (the “Company”), Centessa Pharmaceuticals Holdings, Inc., Centessa Biosciences, Inc. and Centessa Pharmaceuticals LLC (the “Borrowers,” together with the Company, the “Borrower Parties”) entered into a loan and security agreement (the “Loan and Security Agreement”) with Oxford Finance LLC (“Oxford”), as collateral agent and a lender, and the other lenders from time to time party thereto (collectively, the “Lenders”), pursuant to which the Lenders have agreed to lend the Borrowers an aggregate principal amount of up to $200.0 million in a series of term loans (the “Term Loans”).
Pursuant to the Loan and Security Agreement, the Borrowers received an initial Term Loan of $110.0 million on the Effective Date (the “Initial Term Loan”). The Borrowers have access to up to an additional $40.0 million of loan proceeds in an additional tranche which is available during the period commencing on the date of the occurrence of the Clinical Milestone (as defined in the Loan and Security Agreement) through the earlier of: (i) 90 days following the Clinical Milestone and (ii) June 30, 2028. An additional $50.0 million may be made available to the Borrowers at the Lenders’ sole discretion.
The term loans are set to mature on December 1, 2029 and, following an interest-only period, will begin to amortize in equal monthly installments beginning on February 1, 2029. However, if a specified milestone is achieved on or after the first anniversary of the Effective Date, then the term loans will begin to amortize in equal monthly installments beginning on February 1, 2030, and the maturity date will be extended to December 1, 2030.
The term loans accrue interest at a floating rate equal to (i) secured overnight financing rate for a one-month tenor from the website of the CME Group Benchmark Administration Limited, subject to a floor of 3.28%, plus (ii) an applicable margin of 5.00%. The Loan and Security Agreement provides for a minimum interest rate of 8.28% and a maximum interest rate of 10.50%. Interest on the term loans is payable monthly in arrears. The term loans once repaid or prepaid may not be reborrowed. The term loans may be prepaid in full at the option of the Borrowers. The Borrowers are required to pay a prepayment fee of 3.00% for prepayments of term loans made in the first year after funding of such term loans, 2.00% for prepayments of term loans made in the second year after funding of such term loans and 1.00% for prepayments thereafter. The Borrowers are also obligated to pay other customary fees for a loan facility of this size and type.
Substantially all of the proceeds from the Initial Term Loan were used to repay in full the approximately $110 million aggregate principal amount outstanding, accrued interest and fees related to the Company’s existing note purchase agreement (the “NPA”) with Three Peaks Capital Solutions Aggregator Fund and Cocoon SA LLC, an affiliate of Oberland Capital Management LLC (collectively, “Oberland Capital”), as well as certain fees and expenses payable to Oxford.
The Borrowers’ obligations under the Loan and Security Agreement are guaranteed by the Company and certain subsidiaries of the Company and will be guaranteed by the Company’s future subsidiaries, subject to certain customary limitations pursuant to the terms of the English-law Guarantee and Indemnity (the “Guarantee”). In addition, pursuant to the terms of the Loan and Security Agreement, the Borrowers granted Oxford, as collateral agent, a first priority security interest in substantially all of the Borrowers’ assets, including intellectual property. Furthermore, pursuant to the terms of the English-law debenture entered into on the Effective Date (the “Debenture”), the Company and certain of its subsidiaries granted Oxford a first priority security interest in substantially all of the Company’s and its subsidiaries’ assets, including intellectual property.
The Loan and Security Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Borrower Parties and their subsidiaries to, among other things, dispose of assets, incur debt, grant liens, pay dividends and distributions on their capital stock, make investments and acquisitions, and enter into transactions with affiliates, in each case subject to customary exceptions for a loan facility of this size and type. In addition, the Loan and Security Agreement contains a minimum cash covenant commencing on October 1, 2026 and all times thereafter of: (1) 35% of the outstanding principal balance of the Term Loan; and (2) up to 80% of the outstanding principal balance of the Term Loan based on the Company’s orexin agonist program Phase 2 and Phase 3 clinical data and continued Active Development (as defined in the Loan and Security Agreement) of its lead orexin asset programs; provided that such minimum cash covenants shall not be tested during periods when the Company’s market capitalization meets $1.0 billion.
The events of default under the Loan Agreement include, among others, payment defaults, material misrepresentations, breaches of covenants, cross defaults with certain other material indebtedness, bankruptcy and insolvency events, the occurrence of a Material Adverse Change (as defined in the Loan and Security Agreement) and judgment defaults. The occurrence of an event of default could result in the acceleration of the Borrowers’ obligations under the Loan and Security

Agreement, the termination of the Lenders’ commitments, a 3% increase in the applicable rate of interest and the exercise by the Lender of other rights and remedies provided for under the Loan Agreement.
The foregoing description of the terms of the Loan and Security Agreement, Debenture and Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement, Debenture and Guarantee, copies of which will be filed with the Securities and Exchange Commission as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Item 1.02 Termination of a Material Definitive Agreement
On December 30, 2024, in connection with the entry into the Loan and Security Agreement and the repayment in full of the approximately $110.0 million aggregate principal amount outstanding and accrued and unpaid interest under the NPA, plus related fees, with a portion of the proceeds of the Initial Term Loan, the Company terminated the NPA, dated as of October 1, 2021 and as amended through the Amendment No. 3 to the NPA, dated June 23, 2023, by and among the Company and Oberland Capital.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   December 30, 2024

By:	/s/ Saurabh Saha, M.D., Ph.D.
Name:	Saurabh Saha, M.D., Ph.D.
Title:	Chief Executive Officer